Exhibit 99.1

FOR IMMEDIATE RELEASE

Affiliates of Apollo and HGM Agree to Combine Novitex and SourceHOV

with Quinpario Acquisition Corp. 2 to Form Exela Technologies,

a Public Company in a Transaction Valued at $2.8 Billion

Combined Company to be listed on the NASDAQ Global Select Market

NEW YORK, Feb. 21, 2017 (GLOBE NEWSWIRE) -- SourceHOV, LLC (“SourceHOV”), Novitex Holdings, Inc. (“Novitex”) and Quinpario Acquisition Corp. 2 (Nasdaq: QPAC, QPACW and QPACU) (“Quinpario”), a publicly traded special purpose acquisition company, today announced that they will combine to create a leading industry-solutions provider for financial technology and business services, delivering mission critical, technology-enabled multichannel information services to over 3,500 blue-chip customers in 55 countries. The parties have entered into a definitive business combination agreement for the proposed transaction, which is expected to close during the second quarter of 2017.

Novitex, a North American provider of technology-driven managed services, is owned by certain funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO). SourceHOV is majority owned by HandsOn Global Management, LLC (“HGM”) and affiliates, and provides Transaction Processing Solutions (“TPS”) and Enterprise Information Management (“EIM”) solutions.

The transaction is valued at approximately $2.8 billion, representing a 7.3x multiple of the projected 2017E pro forma EBITDA for the combined company of $385 million. The purchase price will be funded through a combination of $1.35 billion in new debt financing, cash from Quinpario, rollover equity and cash on hand at closing, including from equity financing. Shareholders of SourceHOV and Novitex are rolling 100 percent of the current equity, and will be the majority shareholders of the combined company. All proceeds from the Quinpario equity capital contribution will be used for deleveraging, to pay fees and expenses for the transaction, and for general corporate purposes.

The combined company is expected to have approximately $1.5 billion in revenue in 2017, adding substantial scale and offering a complementary set of platforms and services to enhance customer offerings. With technology-enabled services deeply embedded in more than 60 percent of the FORTUNE® 100, the combined company will be a core partner for the world’s largest financial services organizations, insurance payers, healthcare providers, law firms, government entities and commercial enterprises.

The merger positions the combined company for accelerated growth, leveraging technology platforms, service offerings and global delivery supported by more than 23,500 employees across the Americas, Europe and Asia. With expanded, innovative offerings for high-volume, mission-critical processes, the combination will provide integrated platform solutions, from data aggregation and workflow to exception management and outcome resolutions.

Ron Cogburn, chief executive officer of SourceHOV, commented, “We are excited about the possibilities the transaction will bring to the business services sector, as it positions us well for growth in our key markets. Our journey from people-intensive to technology-enabled services and our combination with Novitex fundamentally increases our scale, making us a more strategic partner to customers in their quest for digital transformation.”

John Visentin, executive chairman and chief executive officer of Novitex, added, “The combination of Novitex and SourceHOV supports our strategy of serving as an end-to-end provider of innovative cloud-enabled solutions in the document outsourcing industry. This combination allows us to further enhance our strategic focus in providing leading-edge, integrated enterprise information management services.”

The combined company will have a board of directors consisting of eight members, including three directors to be nominated by HGM, two directors to be nominated by Apollo and three independent directors.

The proposed transaction includes committed financing from Royal Bank of Canada (“RBC”) and Credit Suisse, which is subject to customary closing conditions. Credit Suisse and RBC Capital Markets and are also acting as financial advisors to Novitex. Rothschild Inc. and Morgan Stanley & Co. LLC are acting as financial advisors to SourceHOV. Moelis & Company LLC is acting as financial advisor to Quinpario, while Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. are acting as capital markets advisors. Willkie Farr & Gallagher LLP acted as legal advisor to SourceHOV, Akin Gump Strauss Hauer & Feld LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisors to Novitex, and Kirkland & Ellis LLP and Graubard Miller acted as legal advisors to Quinpario.

The transaction is subject to customary and other closing conditions, including regulatory approvals, receipt of approvals from Quinpario stockholders and receipt of proceeds from debt and equity financing, which are more fully described in a Current Report on Form 8-K filed by Quinpario on or about the date hereof.

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About SourceHOV
SourceHOV is a global TPS and EIM leader, providing services and solutions for high-volume, mission-critical processes to blue chip customers across 55 countries, including majority of the FORTUNE® 100. SourceHOV comprises 16,000 employees and operates over 120 delivery centers across the Americas, Europe and Asia, offering scalable technology platforms, hosted on premise and/or in a cloud environment, to a wide range of industries including financial services, healthcare, public sector, insurance, and legal. SourceHOV is majority owned by HGM and its affiliated funds, with Delos Capital (www.deloscap.com) among the remaining shareholders. For more information, please visit www.sourcehov.com.

About Novitex

Novitex is a technology-based, managed services provider that offers a range of mail, print, communications and back office solutions. With a suite of offerings, Novitex manages and connects a document’s full life cycle, breaking down operational silos to create more efficient, cost-effective workflows. For nearly 30 years, FORTUNE® 500, Am Law 200® and federal clients have depended on Novitex to manage their business processes. Today, Novitex supports 400 clients across North America with its tech-driven, end-to-end solutions and 7,500 employees. For more information, please visit www.novitex.com.

About HandsOn Global Management

Headquartered in Santa Monica, California, HGM is a family office that holds controlling interests in technology-enabled service companies, leverages the operating experience of its partners and complements those investments with its ownership of big data mining, FinTech, InsurTech and HealthTech platforms. For more information, please visit www.hgmfund.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, St. Louis, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $192 billion as of December 31, 2016 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

About Quinpario

Quinpario is a special purpose acquisition company that completed its initial public offering in January 2015. Quinpario was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Quinpario is sponsored by Quinpario Partners 2, LLC, which was formed for the expressed purpose of acting as the sponsor for Quinpario. Quinpario Partners 2, LLC is an affiliate of Quinpario Partners LLC, an investment and operating company founded by Mr. Jeffry N. Quinn, former chairman, president and chief executive officer of Solutia Inc. For more information, please visit www.quinpario.com.

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "may", "should", "would", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "continue", "future", "will", "expect", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the proposed transaction between Quinpario, SourceHOV and Novitex, the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Quinpario, SourceHOV and Novitex management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Quinpario. SourceHOV and Novitex’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which SourceHOV and Novitex operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which  SourceHOV and Novitex operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Quinpario, SourceHOV or Novitex management teams; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction or that the approval of the stockholders of Quinpario is not obtained; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of Quinpario, SourceHOV and Novitex; uncertainty as to the long-term value of Quinpario common stock; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in Quinpario's Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors," as updated from time to time by Quinpario’s Quarterly Reports on Form 10-Q and other documents of Quinpario on file with the Securities and Exchange Commission ("SEC") or in the proxy statement that will be filed with the SEC by Quinpario. There may be additional risks that neither Quinpario, SourceHOV or Novitex presently know or that Quinpario, SourceHOV or Novitex currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Quinpario’s SourceHOV’s and Novitex’s expectations, plans or forecasts of future events and views as of the date of this communication. Quinpario, SourceHOV and Novitex anticipate that subsequent events and developments will cause Quinpario’s SourceHOV’s and Novitex’s assessments to change. However, while Quinpario, SourceHOV and Novitex may elect to update these forward-looking statements at some point in the future, Quinpario, SourceHOV and Novitex specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Quinpario’s, SourceHOV’s and Novitex’s assessments as of any date subsequent to the date of this communication.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information about the Transaction and Where to Find It

In connection with the proposed mergers, Quinpario will file a preliminary proxy statement with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of Quinpario are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Quinpario’s solicitation of proxies for its stockholders’ meeting to be held to approve the mergers because the proxy statement will contain important information about the mergers and the parties to the mergers. The definitive proxy statement will be mailed to stockholders of Quinpario as of a record date to be established for voting on the mergers. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Quinpario Acquisition Corp. 2, 12935 N. Forty Drive, Suite 201, St. Louis, MO 63141, e-mail: mhzona@quinpario.com.

Participants in Solicitation

Quinpario and its respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Quinpario stockholders in connection with the proposed mergers. Investors and security holders may obtain more detailed information regarding the interests of participants in the solicitation, which may, in some cases, be different than those of Quinpario’s and the target companies’ stockholders generally, in the proxy statement relating to the mergers when it becomes available.

Non-GAAP Financial Measure and Related Information

This communication includes EBITDA - a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The items excluded from EBITDA are important in understanding EBITDA. EBITDA is defined as net income (loss), before interest expense, income tax benefit (expense), and depreciation and amortization expense.

EBITDA should not be considered in isolation of, or as an alternative to, GAAP financial measures.

In addition, certain of the financial information of the target companies contained herein is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in future filings by Quinpario with the SEC.

FOR INFORMATION CONTACT:

Investor and Industry Inquiries

Melissa H. Zona

Quinpario Acquisition Corp. 2

mhzona@quinpario.com

636-751-4057